REORGANIZATION AGREEMENT

     This REORGANIZATION AGREEMENT (this "Agreement") dated as of 11-16-2000, by and between OSTEO SYSTEMS, INC., a Colorado corporation ("OSYS" or the "Company"), the shareholders of OSYS, who are or will be, the owners of, or otherwise represent, at least fifty-one percent (51%) of all the issued and outstanding common stock (the "OSYS SHAREHOLDERS"), VANCOUVER TELEPHONE COMPANY and/or its assigns, owner of 100% of the issued and outstanding shares of SATTEL GLOBAL NETWORKS, INC., a Delaware Corporation ("VTC/SGN"), and FREVA INVESTMENT TRUST, a Common Law Business Trust resident in California ("FIT"). OSYS acknowledges and agrees that the terms and provisions of this AGREEMENT, including without limitation the shares of stock transferable hereunder, may be assigned.

     OSYS was incorporated in the state of Colorado on March 6, 1997. The Company's authorized capital consists of 100, 000, 000 shares of common stock, par value $0.001 and 10, 000, 000 shares of preferred stock par value $0.01. As of the effective date of this Agreement, OSYS has 6,150,000 common shares issued and outstanding (the "OUTSTANDING SHARES"). OSYS shall enact a pre-closing 15 to 1 reverse split which will then result in 410,000 shares issued and outstanding pre-close. OSYS has no shares of preferred stock outstanding and will have no outstanding options, warrants, rights or other contractual arrangements relating to the ability or requirement to issue any additional shares of common or preferred stock.

     The respective boards of Directors of OSYS, VTC and SGN, the Trustee of FIT, and the OSYS SHAREHOLDERS deem it advisable and in the best interests of their respective businesses and shareholders of their businesses that the shareholders of SGN and the shares of beneficial interest of FIT acquire securities of OSYS in accordance with the terms and conditions of this Agreement.

1. PLAN OF REORGANIZATION. The OSYS SHAREHOLDERS signing this Agreement are the owners of, or otherwise represent, not less than 51% of the outstanding shares of OSYS and which SHAREHOLDERS represent a sufficient majority to carry any vote for approval of this Agreement under the corporate laws of the state of Colorado, the Company's Articles of Incorporation and its By-laws. At the time and date of Closing, the shareholders of VTC and certain other parties associated with SGN and or assigns, shall acquire 24,000,000 common shares from the Company. The beneficial shareholders of FIT shall acquire 6,000,000 common shares issued from the Company in consideration of the assignment of their option with VTC to acquire SGN. The aforementioned 24,000,000 shares to be issued to SGN shareholders and designees pursuant to the attached Schedule "A" hereto. All such shares are to be issued pursuant to section 4(2) of the Securities Act of 1933, as amended, or any available exemption from federal registration and, the beneficial shareholders interest of FIT shall receive their shares pursuant to the "no sale" exclusion from registration as contained in SEC Rule 145(a).

2. CONSIDERATION. Consideration for the events outlined in paragraph (1) above shall be:

     a) The exchange of all the issued and outstanding stock of SGN for 24,000,000 common shares of OSYS and the exchange of all the issued and outstanding beneficial shares of FIT for 6,000,000 common shares of OSYS, thereby making SGN and FIT wholly owned subsidiaries of OSYS;

     (b) Items on the due diligence list (attached) shall be provided to SGN by OSYS within 48 hours of signing this agreement;

     (c) On the Closing Date (as hereinafter defined) the Board of Directors of OSYS will deliver:

           (i)  authorized  minutes of  the  board authorizing this transaction;
          (ii) attorney opinion letter with respect to the free tradeability of the 6,000,000 free-trading shares of common stock;
         (iii) all documentation necessary to reflect approval of a 15 to 1 reverse split;
          (iv)  the  corporate  records  of  OSYS;
           (v)  signed  "LOCK  UP"  agreements  per  (3)  below;
          (vi) all documentation necessary to enact a symbol change , name change and cusip number change;
         (vii) all documentation to reflect Shareholder approval of said issuances, and name change;
          (ix) all documentation to reflect Shareholder and Board election of the SGN directors to the OSYS board and letters of resignation of the current board members.

     (d) The OSYS shares shall be issued in certificates in form and substance satisfactory to VTC and SGN.

3. LOCK UP AGREEMENT: SHAREHOLDERS listed on schedule A hereby agree to a lock up of shares that are deemed to be freely tradeable shares according to the attached SCHEDULE B which all parties to this Agreement shall approve and sign.

4.  CLOSING DATE; PLACE OF CLOSING.   The CLOSING DATE shall be 9/30/2000 or any
time  mutually  agreed  upon  prior  to  9/30/2000.

     The CLOSING DATE can be changed by mutual agreement but in no event shall the CLOSING DATE extend beyond 20 days from the original closing date. PLACE OF CLOSING shall be the offices of ARTFIELD INVESTMENTS RD INC. 15301 Ventura Blvd #300, Sherman Oaks, CA 91403, or any other situs agreeable to all parties concerned.

5. DELIVERY OF OSYS SHARES. On or before the CLOSING DATE, OSYS will have ready for delivery certificates representing the OSYS shares duly endorsed, together with appropriate stock powers, so as to make SGN shareholders and/or assigns and FIT beneficial shareholders, and or their respective assigns, the sole owners thereof, free and clear of all liens, claims, and encumbrances.
Delivery of said shares shall be made at such place as to be determined by parties.

6.  REPRESENTATIONS  OF  OSYS:

     (a) As of the CLOSING DATE, the 30,000,000 shares of OSYS common stock to be delivered to SGN and FIT shareholders and assigns will constitute duly and validly issued shares of OSYS, and shall be fully paid and non-assessable, and will be legally equivalent in all respects to the common stock issued and outstanding as of the date thereof;

     (b) The officers of OSYS have the power and the authority to execute this Agreement and to perform the obligations contemplated hereby;

     (c) On the CLOSING DATE or such other date as agreed, management of OSYS will deliver to VTC and SGN Audited Financial Statements as of 12/31/99 and the balance sheet of OSYS as of 12/31/99 (the "Year End Financial Statements") and as of 7/31/00 (unaudited) (the "Interim Financial Statements" and, together with the Year End Financial Statements, the "Financial Statements") and the statement of income (loss), stockholders' equity and changes in financial condition for the periods then ended. A ll statements shall be done to GAAP standards;

     (d) From and after the date hereof, there will not have been and prior to the CLOSING DATE there will not be, any material adverse changes in the financial position of OSYS as set forth in the Financial Statements, except changes arising in the ordinary course of business;

     (e) OSYS is not and as of the CLOSING DATE will not be, to the best of its knowledge, involved in any pending litigation not in the ordinary course of business or governmental investigation or proceeding not reflected in the Financial Statements or otherwise disclosed in writing to SGN and to the knowledge of the Shareholders no litigation or governmental investigation or proceeding beyond the ordinary course of business is threatened against OSYS;

     (f) As of the CLOSING DATE, OSYS will be in good standing as a Colorado corporation;

     (g) The authorized capital stock of OSYS consists of 100,000,000 shares of common stock, par value $0.001 and 10,000,000 shares of preferred stock par value $0.01. As of the date of closing, including the issuance of all of the shares provided for herein, OSYS will have issued and outstanding 30,410,000 common shares. OSYS has no shares of preferred stock outstanding. No shares have otherwise been registered under state or federal securities laws. As of the date of closing, all of the issued and outstanding shares of common stock of OSYS are validly issued, fully paid and non-assessable and they are not and as of the CLOSING DATE there will not be outstanding any other warrants, options or other agreements on the part of OSYS obligating OSYS to issue any additional shares of common or preferred stock or any of its securities of any kind;

     (h) An opinion from legal Counsel of OSYS stating that Counsel has acted as counsel for OSYS and has examined all appropriate documentation for the purposes of rendering an opinion that:
          (i) All requisite corporate and other authorizations for the execution of the agreement and performance thereof have been obtained;

     (ii) Except as otherwise disclosed there is no pending threatened litigation or other legal actions, proceedings or investigations;

     (iii) The authorized capital of the stock is as set forth in this Agreement, and all outstanding shares are duly authorized, validly issued, fully paid;

     (iv) The Company has complied with all filing requirements for the Securities and Exchange Commission and all NASD filings and that said filings conform to the requirements of the respective agencies;

     (v) That all prior actions of the corporation in connection with filings, have conformed to applicable state and federal law;

          (vi) That the OSYS shares, when delivered, will be duly paid, non-assessable and validly issued.

     (i) Neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Incorporation or Bylaws of OSYS; will violate, conflict with or result in the breach or termination of or otherwise give any contracting party the right to terminate or constitute a default under the terms of any agreement or instrument to which OSYS is a party or by which any of its property or assets may be bound; will result in the creation of any lien, charge or encumbrance upon the properties or assets of OSYS, will violate any judgment, order, injunction, decree or award against or binding upon OSYS or upon its securities, property or business;

     (j) OSYS is registered under Section 12(g) of the 1934 Act and is currently trading on the OTC Bulletin Board under the symbol of "OSYS".

7. REPRESENTATIONS OF SGN OR VTC. VTC OR SGN represents and warrants as follows:

     (a) VTC and SGN have taken all necessary corporate action to authorize the execution of this AGREEMENT and the transactions contemplated hereunder;

     (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Incorporation or Bylaws of VTC or SGN; will violate, conflict with or result in breach or termination of or otherwise give any contracting party the right to terminate or constitute a default under the terms of any agreement or instrument to which VTC or SGN is a party or by which any of its property or assets may be bound; will result in the creation of any lien, charge or encumbrance upon the properties or assets of VTC or SGN, or will violate any judgment, order, injunction, decree or award against or binding upon VTC or SGN, or upon its securities, property or business;

     (c) All information supplied to OSYS in the Corporate Profile, Business Plan, financial statements, and Pro-forma of SGN is accurate and reliable information. None of the information supplied contains any untrue statement of a material fact or omits to make any statement of material fact necessary to make the statements therein not misleading;

     (d) On the CLOSING DATE or such other date as agreed, management of VTC/SGN will deliver to OSYS the balance sheet and financial statements of SGN as of 12/31/99, and balance sheet as of 12/31/99. All financials to be prepared according to GAAP standards;

     (e) From and after the date hereof there will not have been and prior to the CLOSING DATE there will not be any material adverse changes in the financial position of SGN assets as set forth in the Balance sheet except changes arising in the ordinary course of business;

     (f) SGN is not and as of the CLOSING DATE will not be involved in any pending litigation not in the ordinary course of business or governmental investigation or proceeding not disclosed in writing to OSYS, and to the knowledge of the Shareholders no litigation or governmental investigation or proceeding beyond the ordinary course of business is threatened against SGN;

     (g) As of the CLOSING DATE, SGN will be in good standing as a Delaware corporation;

     (h) The new company will assume OSYS's filing obligations under all relevant Federal Securities Laws and Regulations.

8.  REPRESENTATIONS  OF  FIT.  FIT  represents  and  warrants  as  follows:

     (a) FIT has taken all necessary trust actions to authorize the execution of this Agreement and the transactions contemplated hereunder;

     (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Declaration of Trust or Bylaws of FIT; will violate, conflict with or result in breach or termination of or otherwise give any contracting party the right to terminate or constitute a default under the terms of any Agreement or instrument to which FIT is a party or by which any of its property or assets may be bound; will result in the creation of any lien, charge or encumbrance upon the properties or assets of FIT, or will violate any judgment, order, injunction, decree or award against or binding upon FIT, or upon its securities, property or business;

     (c) All information supplied to OSYS in the Corporate Profile, Business Plan, financial statements, and Proforma of FIT is accurate and reliable information. None of the information supplied contains any untrue statement of a material fact or omits to make any statement of material fact necessary to make the statements therein not misleading;

     (d) On the CLOSING DATE or such other date as agreed, management of FIT will deliver to OSYS the balance sheet and financial statements of FIT as of 12/31/99, and balance sheet as of 12/31/99. All financials to be prepared according to GAAP standards;

     (e) From and after the date hereof there will not have been and prior to the CLOSING DATE there will not be any material adverse changes in the financial position of FIT assets as set forth in the Balance sheet except changes arising in the ordinary course of business;

     (f) FIT is not and as of the CLOSING DATE will not be involved in any pending litigation not in the ordinary course of business or governmental investigation or proceeding that has not been disclosed in writing to OSYS prior to this Agreement, and to the knowledge of the Shareholders no litigation or governmental investigation or proceeding beyond the ordinary course of business is threatened against FIT;

     (g) As of the CLOSING DATE, FIT will be in good standing as a Common Law Business
Trust  resident  in  the  state  of  California.

     The new company will assume OSYS's filing obligations under all relevant Federal
Securities  Laws  and  Regulations.

9. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF OSYS: All obligations of OSYS and OSYS shareholders under this Agreement are subject to the fulfillment prior to or as of the closing date, of each of the following conditions:

     (a) The representations and warranties by VTC, SGN and FIT contained in this Agreement or in any certificate or document delivered to OSYS pursuant to the provisions hereof shall be true at and as of the time of closing as though such representations and warranties were made at and as of such time;

     (b) SGN and FIT shall have performed and complied with all covenants, Agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at closing;

     (c)  SGN  and FIT shall have delivered to OSYS evidence to the effect that:

     (i) SGN is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware; and FIT is a Common-law
Business Trust duly organized, validly existing under the common law of the United States of America;

     (ii) VTC, SGN and FIT have the authorized power to carry on their businesses as now being conducted;

     (iii) This Agreement has been duly authorized, executed and delivered by VTC, SGN and FIT and is a valid and binding obligation of SGN and FIT and enforceable in accordance with its terms;

     (iv) VTC, SGN and FIT through their Board of Directors and Trustee, respectively, have taken all actions necessary to authorize the execution, delivery and performance of this Agreement; and all actions necessary to be in compliance with the statutory requirements of the state of Colorado;

     (v) Except as referred to herein, VTC, SGN and FIT knows of (a) no actions, suits, or other legal proceedings or investigations pending or threatened against or relating to or materially adversely affecting SGN and FIT; and (b) no unsatisfied judgments against SGN and FIT.

     (d) SGN shall have received approval of and consent to the transaction contemplated herein by SGN shareholders owning at least 51% of the outstanding stock of SGN; FIT represents that is does not need beneficial shareholder approval, that beneficial shareholders have no voting or appraisal rights with respect to this transaction, and that the trustee of FIT has full and sole authority to approve this transaction.

10. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF VTC OR SGN: All obligations of VTC or SGN under this Agreement are subject to the fulfillment prior to or as of the closing date, of each of the following conditions:

     (a) The representations and warranties by OSYS contained in this Agreement in any certificate or document delivered to SGN pursuant to the provisions hereof shall be true at and as of the time of closing as though such representations and warranties were made at and as of such time;

     (b) OSYS and OSYS Shareholders shall have performed and complied with all covenants, Agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at closing;

     (c) OSYS shall have delivered to SGN an attorney opinion letter and evidence to the effect that::

          (i) OSYS is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado;

          (ii) OSYS has the corporate power to carry on its business as now being conducted;

          (iii) This Agreement has been duly authorized, executed and delivered by OSYS and is a valid and binding obligation of OSYS and enforceable in accordance with its terms;

          (iv) OSYS through its Board of Directors has taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement; and all corporate action necessary to be in compliance with the statutory requirements of the state of Colorado;

          (v) The documents executed and delivered to SGN hereunder are valid and binding in accordance with the terms and vest in SGN all right title and interest in and to the stock of OSYS and said stock when issued shall be validly issued, fully paid, and non-assessable;

          (vi) Except as referred to herein, OSYS knows of (a) no actions suit or other legal proceedings or investigations pending or threatened against or relating to or materially adversely affecting OSYS; and (b) no unsatisfied judgments against OSYS;

          (vii) A condition precedent to closing of the Comprehensive Agreement shall be that VTC have the right to conduct a due diligence review OSYS' 10-K and 10-Q statements and any other SEC filings or correspondence for the immediate prior three year period (to the extent such documents exist). VTC shall be obligated to complete its review of the foregoing documents on or before September 6, 2000 unless other documents are required as a result of the initial review. If review is not completed by that time, VTC's acceptance of the stated documents shall be conclusively presumed;

          (viii) SGN acknowledges and agrees that it will be a condition precedent of the closing of this transaction that Startec (Parent of VTC) and Coast Business Credit must consent to the comprehensive agreement prior to VTC executing such an agreement;

          (ix) VTC will continue to receive revenue sharing in the amount of 15% of all revenue received from the initial 120 Very Small Aperture Terminals
(VSAT) contract after deduction of agreed expenses for a period of time after closing of this transaction, and provide international termination services.

          (x) The parties hereby acknowledge that VTC may, at its option, choose to sell, convey or assign its ownership interest of SGN.

11. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF FIT: All obligations of FIT under this Agreement are subject to the fulfillment prior to or as of the closing date, of each of the following conditions:

     (a) The representations and warranties by OSYS contained in this Agreement or in any certificate or document delivered to FIT pursuant to the provisions hereof shall be true at and as of the time of closing as though such representations and warranties were made at and as of such time;

     (b) OSYS and OSYS Shareholders shall have performed and complied with all covenants, Agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at closing;

     (c) OSYS shall have delivered to FIT an attorney opinion letter and evidence to the effect that:
     (i) OSYS is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado;

     (ii) OSYS has the corporate power to carry on its business as now being conducted;

     (iii) This Agreement has been duly authorized, executed and delivered by OSYS and is a valid and binding obligation of OSYS and enforceable in accordance with its terms;

     (iv) OSYS through its Board of Directors has taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement; and all corporate action necessary to be in compliance with the statutory requirements of the state of Colorado;

     (v) The documents executed and delivered to FIT hereunder are valid and binding in accordance with the terms and vest in FIT all right title and interest in and to the stock of OSYS and said stock when issued shall be validly issued, fully paid, and non-assessable;

     (vi) Except as referred to herein, OSYS knows of (a) no actions suit or other legal proceedings or investigations pending or threatened against or relating to or materially adversely affecting OSYS; and (b) no unsatisfied judgments against OSYS.

12. PROHIBITED ACTS. OSYS agrees not to do any of the following acts prior to the CLOSING DATE, and the OSYS shareholders agree that prior to the CLOSING DATE they will not request or permit OSYS to do any of the following acts:

     (a) Declare or pay any dividends or other distributions on its stock or purchase or redeem any of its stock; or

     (b) Issue any stock or other securities, including any rights or options to purchase or otherwise acquire any of its stock, and shall not issue any notes or other evidences of indebtedness.

13. INDEMNIFICATION. Within the period in paragraph 15 herein and in accordance with the terms of that paragraph, each party to this Agreement, shall indemnify and hold harmless each other party all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from misrepresentations, breach of covenant of warranty or nonfulfillment of any Agreement on the part of such party under this Agreement or from any misrepresentations in or omission from any certificate furnished or to be furnished to a party hereunder. Subject to the terms of this Agreement, the defaulting party shall reimburse the other party or parties on demand, for any payment made by said parties at any time after the closing, in respect of any liabilities or claim to which the foregoing indemnity relates.

14. NATURE AND SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants made by any party in this Agreement shall survive the closing hereunder for so long as the applicable statute of limitations shall remain open. Each of the parties hereto is executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and Agreements contained in this Agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, Agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

15.  RESIGNATIONS  AND  APPOINTMENT  OF  OFFICERS  AND  DIRECTORS.
     (a)  Upon the closing date the officers and directors of OSYS shall become:

         DIRECTORS:          (1)  George  Weischadle
                             (2)  Stanley  Cohen
                             (3)  Edward  Gallagher


         PRESIDENT:          George  Weischadle
         VICE  PRESIDENT:    Stanley  Cohen
         SECRETARY:          Edward  Gallagher
         TREASURER:          Edward  Gallagher

     (b)  Upon  the  closing  date  the  trustees  of  FIT  shall  become:

         TRUSTEES:     (1)

         PRESIDENT:
         VICE  PRESIDENT:
         SECRETARY:
         TREASURER:

16. NOTICES. Any notices which any of the parties hereto may desire to serve upon any of the parties hereto shall be in writing and shall be conclusively deemed to have been received by the parties at its address, if mailed, postage prepaid, United States mail, registered, return receipt requested, to the following addresses:

If  to  current  OSYS  management  or  the  OSYS  shareholders:

FINK  &  DORSETT,  INC.
1201  N.  PACIFIC  AVE  #104
GLENDALE,  CA  91202

If  to  Vancouver  Telephone  Company:
MR.  STANLY  COHEN,  PRESIDENT
1166  ALBION  ST.
VANCOUVER,  B.C.  V6E  3Z3

If  to  SGN  management  or  SGN:
GEORGE  M.  WEISCHADLE
9172  ELTON  AVE.
CHATSWORTH,  CA.  91311

If  to  FIT:
FREVA  INVESTMENT  TRUST.
C/O  ANNETTE  HOCHMAN,  TRUSTEE
PO  BOX  251360
GLENDALE,  CA  91203

17. POST CLOSING COVENANTS. SGN's counsel (subject to OSYS's and FIT's counsels review and approval) shall prepare and file Form 8-K with the SEC concerning the change of control transaction.

18. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives and successors and assigns of parties.

19. CHOICE OF LAW. This Agreement shall be construed and enforced in accordance with the laws of the state of Colorado.

20. COUNTERPARTS. This Agreement may be signed in one or more counterparts all of which taken together shall constitute an entire Agreement.

21.  MISCELLANEOUS:

     (a) Further Assurance: At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement;

     (b) Waiver: Any failure on the part of any party hereto to comply with any of its obligations, Agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed;

     (c)  Time:  Time  is  of  the  essence;

     (d) Severability: If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

22. SPLITTING OF THE STOCK. Shareholders of SGN and the future Board of Directors of OSYS hereby agree that after assuming control of OSYS that they will not enact any reverse splitting of the stock for a period of 12 consecutive months after the closing of this transaction.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS Agreement as of the date first above written.

OSTEO  SYSTEMS,  INC.  ,                        SATTEL  GLOBAL  NETWORKS,  INC.,
a  Colorado  corporation                      a  Delaware  corporation


By:/s/_______________________     By:/s/_____________________________
 ROLAND  FINK,  PRESIDENT                    GEORGE  WEISCHADLE,  PRESIDENT


By:/s/_______________________           _____________________________
 KENDALL  DORSETT,  SECRETARY


FREVA  INVESTMENT  TRUST,                        VANCOUVER  TELEPHONE  COMPANY,
(a  Common  Law  Business  Trust                       and  or  assigns
resident  in  California)


By:/s/_______________________                By:/s/_________________________
ANNETTE  HOCHMAN,  TRUSTEE                         STANLEY  COHEN,  PRESIDENT





SHAREHOLDERS  (OWNING  NOT  LESS  THAN  A  MAJORITY  OF  THE  SHARES  OF  OSYS)

___________________________      (__________  SHARES  ____  %)


___________________________      (__________  SHARES  ____  %)


___________________________      (__________  SHARES  ____  %)



SHAREHOLDERS (OWNING NOT LESS THAN A MAJORITY OF THE SHARES OF SGN) VANCOUVER TELEPHONE COMPANY

By:____________________________(__________SHARES   ____%)

     SCHEDULE  B

The undersigned Officers hereby agree to a joint "lock up" of their freely tradeable shares proportionately as follows:

SHAREHOLDERS:  700,000  SHARES

DATE               FREE  TRADE  SHARES  RELEASED     CUMULATIVE

  30  DAYS  AFTER  CLOSING     100,000          100,000
  60  DAYS  AFTER  CLOSING     100,000          200,000
  90  DAYS  AFTER  CLOSING     100,000          300,000
 120  DAYS  AFTER  CLOSING     100,000          400,000
 150  DAYS  AFTER  CLOSING     100,000          500,000
 180  DAYS  AFTER  CLOSING     100,000          600,000
 210  DAYS  AFTER  CLOSING     100,000     700,000


OSTEO  SYSTEMS,  INC.                   SATTEL  GLOBAL  NETWORKS,  INC.,
a  Colorado  corporation                a  Delaware  corporation


By:/s/_______________________     By:/s/_____________________________
 ROLAND  FINK,  PRESIDENT            GEORGE  WEISCHADLE,  PRESIDENT

By:/s/______________________
   KENDALL  DORSETT,  SECRETARY


VANCOUVER  TELEPHONE  COMPANY,
 and  or  assigns

By:/s/____________________________
STANLEY  COHEN,  PRESIDENT